ADVERTISING / MARKETING AGENCY AGREEMENT


THIS AGREEMENT is made this 4th day of June, 2004 by and between Palm Beach Media Associates, Inc. ("Agency") and Power2Ship, Inc. ("Customer").

                                    RECITALS

A. Agency is in the business of providing marketing and advertising services for a fee.

B. Customer desires to have Agency render certain marketing & advertising services (the "Services") as set form in Exhibit B.

C. Agency desires to render certain marketing & advertising services as set forth in Exhibit B.

                                   AGREEMENTS

     In consideration of the mutual covenants set forth in this Agreement, Customer and Agency hereby agree as follows:

1. ENGAGEMENT OF SERVICES.

     Agency agrees to render to Customer services in connection with the planning, preparing and creation of marketing services for Customer as follows:

     a) Provide consulting services to Customer in the form of an analysis of Customer's current products, goods or services as it relates to Customer's present and/or target markets.

     b) Develop advertising ideas and creative content for Customer for approval for use in future marketing programs.

     c) Prepare estimates of costs and expenses associated with idea and content development and present them to Customer for approval.

     d) Design, contract or otherwise arrange for the preparation of creative content, advertising, campaign management and other related services.

     e)   Execute advertising and marketing services as agreed upon in Exhibit
          B.

     f) Provide proofing services on behalf of Customer in order to check for accuracy, completeness, adherence to specifications and Customer branding in all forms of contracted advertising that Agency handles on behalf of Customer.


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     g)   Audit all invoices and expenses provided by third-party to ensure accuracy.

     h) Provide other such services as Customer may request from time to time such as content creation, assistance to Customer's staff and employees, market research, analysis or additional project consulting.

2. SPECIFICATIONS.

Agency agrees to develop the advertising and consulting services pursuant to the specifications set forth in Exhibit B attached hereto (the "Specifications").

3. SERVICES COMPLETION.

Agency will use reasonable diligence in the development of the Advertising and Marketing Services and endeavor to deliver to Customer all agreed upon specifications (or "Milestones") outlined in Exhibit B no later than approved deadline. Customer acknowledges, however, that this delivery deadline, and the other payment milestones listed in Exhibit A, are estimates, and are not required delivery dates. Agency will be retaining all creative source code, original works, files, digital media and other intellectual property for the entire project and providing Customer with the output formats only. Customer shall retain all of its intellectual property rights in any logos, graphics, text, images or other components it owns and transmits to Agency for use in fulfillment or creation of services.

4. OWNERSHIP RIGHTS.

     a) Agency shall endeavor to insure that Customer shall be able to retain, under the fullest extent under the law, any and all intellectual property rights in any text, images or other components created for Customer pursuant to this agreement.

     b) Customer agrees that any material, content, plan or idea prepared by Agency or submitted to Customer for approval at any stage, which is not utilized at the termination of this agreement, shall remain the property of Agency. Customer agrees to return to Agency any materials it may have of Agency such as artwork, mock-ups, comps, text, digital media, film, photos or any other physical embodiment of Agency's creative work performed while under this agreement.

     c) Upon termination or expiration of Agreement, Customer agrees to be solely responsible for any additional use of materials and advertisements, created by Agency, pursuant to this agreement. Additional expenses may include, but are not limited to: Fees, Licenses, Translations, Royalties, Talent and other associated fees. Agency's obligation in 4.a shall not apply with any respect to foreign use.


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5. COMPENSATION.

For all of Agency's services under this Agreement, Customer shall compensate Agency, in cash, pursuant to the terms of Exhibit A attached hereto. In the event Customer fails to make any of the payments referenced in Exhibit A by the deadline set forth in Exhibit A, Agency have the right, but are not obligated, to pursue any or all of the following remedies: (1) terminate the Agreement,
(2) withhold all materials, services and creative content administered by Agency on behalf of Customer, (3) bring legal action.

6. CONFIDENTIALITY.

Customer and Agency acknowledge and agree that the Specifications and all other documents and information related to the engagement of marketing or advertisement development (the "Confidential Information") will constitute valuable trade secrets of Agency. Customer shall keep the Confidential Information in confidence and shall not, at any time during or after the term of this Agreement, without Agency's prior written consent, disclose or otherwise make available to anyone, either directly or indirectly, all or any part of the Confidential Information. Excluded from the "Confidential Information" definition is anything that can be seen by the public in any advertising medium or channel prior to the engagement of Agency to provide services, or information which was provided to Agency by Customer for publication as a requirement of fulfillment of the Specifications.

7. LIMITED WARRANTY AND LIMITATION ON DAMAGES.

Customer agrees to indemnify and hold Agency harmless with respect to any claims, loss, lawsuit, liability or judgment suffered by Customer which results from the use of any material prepared or execution of service by Agency or at the direction of Agency which has been materially changed from the Specifications by any advertisers, publishers, hosts, radio & television broadcasts, quotes, testimonials, print journalism or other third-party entity.

In the event of any litigation, proceeding or suit against Customer by any regulatory agency or in the event of a court action challenging any advertising or marketing service prepared by Agency, Agency shall assist in the preparation of defense of such action and cooperate with Advertiser. Customer acknowledges that Agency are not responsible for the results obtained by Customer from any creative, advertising, programs, ideas or execution thereof. Customer waives any claim for damages, direct or indirect, and agrees that its sole and exclusive remedy for damages (either in contract or tort) is the return of the consideration paid to Agency as set forth in Exhibit A attached hereto.


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8. INDEPENDENT CONTRACTOR.

Agency will be retained as independent contractors. Agency will be fully responsible for payment of their own income taxes on all compensation earned under this Agreement. Customer will not withhold or pay any income tax, social security tax, or any other payroll taxes on Agency's behalf. Agency understands that they will not be entitled to any fringe benefits that Customer provides for its employees generally or to any statutory employment benefits, including without limitation worker's compensation or unemployment insurance.

9. RESOURCES & EQUIPMENT.

Customer agrees to make available to Agency, for Agency's use in performing the services required by this Agreement, all logos, graphics, photos, branding, collateral, items of hardware and software as Customer and Agency may agree are reasonably necessary for such purpose.

10. GENERAL PROVISIONS.

10.1 ENTIRE AGREEMENT.

This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes any and all prior agreements or understandings, written or oral, between the parties related to the subject matter hereof. No modification of this Agreement shall be valid unless made in writing and signed by both of the parties hereto.

10.2 GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. Exclusive jurisdiction and venue shall by in the Palm Beach County, Florida Superior Court.

10.3 BINDING EFFECT.

This Agreement shall be binding upon and inure to the benefit of Customer and Agency and their respective successors and assigns, provided that Agency may not assign any of his obligations under this Agreement without Customer's prior written consent.

10.4 WAIVER.

The waiver by either party of any breach or failure to enforce any of the terms and conditions of this Agreement at any time shall not in any way affect, limit, or waive such party's right thereafter to enforce and compel strict compliance with every term and condition of this Agreement.



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10.5 GOOD FAITH.

Each party represents and warrants to the other that such party has acted in good faith, and agrees to continue to so act, in the negotiation, execution, delivery, performance, and any termination of this Agreement.

10.6 RIGHT TO WITHHOLD CONTENT, CREATIVE AND SERVICES.

In the event Customer fails to make any of the payments set forth on Exhibit A within the time prescribed in Exhibit A, Agency has the right to withhold further content, creative and services perform for or on behalf of Customer until payment in full is paid, plus accrued late charges of 1 % per month.

10.7 INDEMNIFICATION.

Customer warrants that everything it gives Agency to use in fulfillment of services is legally owned or licensed to Customer. Customer agrees to indemnify and hold Agency harmless from any and all claims brought by any third party relating to any aspect of the services, creative or other content, including, but without limitation, any and all demands, liabilities, losses, costs and claims including attorney's fees arising out of injury caused by Customer's products/services, material supplied by Customer, copyright infringement, and defective products sold via the advertising or services. Further, customer agrees to indemnify Agency from responsibility for problems/disruptions caused by 3rd party services and contractors that Customer may use such as media buyers, transportation, merchant accounts, shopping carts, shipping, hosting services, real time credit card processing and other services that relate to the execution of the services outline in this agreement by Agency.

10.8 USE OF SERVICES & CREATIVE CONTENT FOR PROMOTIONAL PURPOSES.

Customer grants Agency the right to use the creative content, description of services performed, results of services and campaign data as it sees fit for promotional purposes.

10.9 NO RESPONSIBILITY FOR THEFT.

Agency has no responsibility for any third party taking all or any part of the content, ideas, or services provided to Customer by Agency.

10.10 ATTORNEY'S FEES.

In the event any party to this Agreement employs an attorney to enforce any of the terms of the Agreement, the prevailing party shall be entitled to recover its actual attorney's fees and costs, including expert witness fees.


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10.11 TERM OF AGREEMENT.

This agreement shall begin on June 4, 2004 and shall continue in full force for the term of one year. Contract can then be renegotiated.


Each party represents and warrants that, on the date first written above, that they are authorized to enter into this Agreement in entirety and duly bind their respective principals by their signature below:


EXECUTED as of the date first written above.


Power2Ship, Inc.

By:
   ---------------------------------

Title:
      ------------------------------

Date signed:
            ------------------------

Palm Beach Media Associates, Inc.

By:
   ---------------------------------

Title:
      ------------------------------

Date signed:
            ------------------------



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                                    EXHIBIT A

                                  PAYMENT TERMS

1. Customer agrees to pay Agency a year management fee of $30,000.00 and a $40,000.00 a year retainer for all services according to the following terms:

     A.  Client is billed monthly for $6,000.00.
     B.  Agency Management Fee of $2,500.00.
     C.  $3,500.00 will be applied to "all" work invoiced monthly.
     D.  Client will be billed accordingly for all work over monthly retainer.

2. Customer agrees to the pay for all out-of-pocket expenses incurred by Agency in developing the project including, but without limitation, any:

     A.     Outsource services billed for Customer
     B.     Media Buying
     C.     Printing
     D:     Travel

3. Customer agrees to pay for the Agencies' fee and all expenses, as set forth above, within 15 days of invoice. All unpaid balances shall accrue interest at 1 % per month.

4. Customer agrees that any changes customer makes to the specification may adversely affect the original estimate. Extra time incurred above and beyond the original specification will be billed at an hourly rate of $70.00 and is not subject to the costs, estimates and caps in 1. above.



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                                    EXHIBIT B

                                 SPECIFICATIONS


The project can contain the following components and/or services:

A.     Create One Year Marketing/Advertising Campaign
B.     Management of Marketing/Advertising Campaign
C.     Print Advertising Campaign
D.     Internet Advertising Campaign
E.     Public Relations Campaign
F.     Direct Mail Campaign
G.     Telemarketing Campaign
H.     Point of Sale Campaign
I.     Product Branding
J.     Graphic Design - All print collateral work
K.     Interactive Design
L.     Media Buying
M.     Copy Writing
N.     Printing
O.     Consulting





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